Exhibit 3.77

140424000	671

CT–07

RESTATED CERTIFICATE OF INCORPORATION

OF

TIME INC. AFFLUENT MEDIA GROUP

(Under Section 807 of the Business Corporation Law)

It is hereby certified as follows:

1.	The name of the Corporation is Time Inc. Affluent Media Group “Corporation”). The name under which the Corporation originally was incorporated was U.S. Camera Publishing Corporation.

2.	The Certificate of Incorporation of the Corporation was filed by the New York State Department of State on September 10, 1938.

3.

The Certificate of Incorporation, as previously amended and supplemented by certificates filed pursuant to law, is hereby amended to effect the following amendments and changes authorized by Section 803 of the Business Corporation Law of the State of New York (the “BCL”), and restated pursuant to Section 807 of the BCL:

a)	The Certificate of Incorporation shall be amended to amend the current Article SECOND to describe the general business purpose or purposes of the Corporation.

b)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article FOURTH relating to the capital of the Corporation.

c)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article SEVENTH relating to the number of directors of the Corporation.

d)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article EIGHTH relating to the names and addresses of directors of the Corporation.

e)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article NINTH relating to stock subscriptions by shareholders of the Corporation.

f)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article TENTH relating to qualifications of shareholders and directors of the Corporation.

g)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article ELEVENTH relating to the issuance of shares of stock of the Corporation.

h)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article TWELFTH relating to the qualification of directors of the Corporation.

i)

The Certificate of Incorporation shall be amended to delete in its entirety the current Article THIRTEENTH relating to shareholder votes in connection with shares of stock in other corporations held by the Corporation.

j)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article FOURTEENTH relating to working capital of the Corporation.

k)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article FIFTEENTH relating to powers of the Corporation.

l)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article SIXTEENTH relating to powers of the Corporation.

m)

The Certificate of Incorporation shall be amended to delete in its entirety the current Article SEVENTEENTH relating to the New York Secretary of State serving as agent of the Corporation for service of process.

n)	The Certificate of Incorporation shall be amended to delete in its entirety the current Article EIGHTEENTH relating to the rights of shareholders to inspect the accounts and books of the Corporation.

o)	The Certificate of Incorporation shall be amended to add a new Article FOURTH relating to the office of the Corporation.

p)	The Certificate of Incorporation shall be amended to add a new Article FIFTH relating to the designated agent of the Corporation.

q)	The Certificate of Incorporation shall be amended to add a new Article EIGHTH to eliminate the liability of the officers and directors of the Corporation to the fullest extent permitted by law.

r)	The Certificate of Incorporation shall be amended to add a new Article NINTH to describe the general requirements to further amend the Certificate of Incorporation.

4.

The text of the Certificate of Incorporation as amended and changed heretofore is hereby restated, pursuant to Section 807 of the BCL, without further amendments or changes, to read as herein set forth in full:

FIRST:    The name of the corporation (hereinafter referred to as the “Corporation”) is Time Inc. Affluent Media Group.

SECOND:    The Corporation is formed for the following purpose or purposes:

To engage in any lawful act or activity for which corporations may be organized under the BCL, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To have, in furtherance of corporate purposes, all of the powers conferred upon corporations organized under the BCL, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

THIRD:    The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be one thousand (1,000) shares of Common Stock, all of which are to be without par value.

FOURTH:    The office of the Corporation is to be located in the County of New York, State of New York.

FIFTH:    The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

SIXTH:    The name and address of the registered agent which is to be the agent of the Corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

SEVENTH:    The duration of the Corporation is to be perpetual.

EIGHTH:    To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law.

NINTH:    From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws.

This restated certificate of incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law of the State of New York by written consent of the Board of Directors of the Corporation pursuant to Section 708(b) of the Business Corporation Law of the State of New York, whereby the Board duly adopted a resolution setting forth the proposed amendment to the certificate of incorporation of the Corporation, declared said restatement to be advisable and submitted said restatement to the sole shareholder of the Corporation for consideration thereof. The sole shareholder of the corporation by written consent pursuant to Section 615(a) of the Business Corporation Law of the State of New York consented to the above restatement of the Corporation’s certificate of incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Lauren Ezrol Klein, its Assistant Secretary, as of the 24th day of April, 2014.

/s/ Lauren Ezrol Klein
By: Title:	Lauren Ezrol Klein Assistant Secretary

CT-07

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Restated Certificate of Incorporation

OF

Time Inc. Affluent Media Group

Under Section 807 of the Business Corporation Law

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                                                                                                                                                                            Icc

Filed by: Time Inc. 1271 Avenue of the Americas New York, NY 10020	STATE OF NEW YORK DEPARTMENT OF STATE FILED APR 24 2014 TAX S [ILLEGIBLE] BY: [ILLEGIBLE]

cst ref# 9123853MC

DRAWDOWN

6

CT–07

181115000893

New York State Department of State DIVISION OF CORPORATIONS, STATE RECORDS AND
UNIFORM COMMERCIAL CODE One Commerce Plaza 99 Washington Ave. Albany, NY 12231-0001 www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Time Inc. Affluent Media Group

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

Time Inc. Affluent Media Group

If the name of the corporation has been previously changed, the name under which it was originally formed is:

U.S. Camera Publishing Corporation

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

September 10, 1938

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in Its entirety as follows:

FIRST: The name of the corporation is (....new name....).

Paragraph 1 of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation (hereinafter, the “Corporation”) is TI Inc.

Affluent Media Group.

Paragraph                 of the Certificate of Incorporation relating to

is amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Cheek the appropriate box)

☐	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X /s/ Joseph H. Ceryanec	Joseph H. Ceryanec
(Signature)	(Name of Signer)

President & CEO
(Title of Signer)

CT 07	893

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Time Inc. Affluent Media Group

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name and Mailing Address:

Eric Fischer Name: Nyemaster Goode, P.C.
Company, If Applicable: 700 Walnut Street, Suite 1600
Malling Address: Des Moines, IA 50309
City, State and Zip Code:

CUST REF 11257052 CS

DRAWDOWN

NOTES:

1.

The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State’s website at www.dos.ny.gov.

2.

This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.

3.	The Department of State recommends that all documents be prepared under the guidance of an attorney.
4.	The certificate must be submitted with a $60 filing fee.

For Office Use Only

ICC
STATE OF NEW YORK DEPARTMENT OF STATE
FILED NOV 15 2018
TAX S 0
BY: AB